Exhibit 10.10

FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE

THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE (this “Amendment”) is made as of the 16 day of July, 2014, by CY-FAIR SURGICAL PROPERTIES, LTD., a Texas limited partnership (“Seller”), and HC-11250 FALLBROOK DRIVE, LLC, a Delaware limited liability company, (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Carter Validus Properties, LLC entered into that certain Agreement for Purchase and Sale dated May 31, 2014 (the “Agreement”), which was assigned to Purchaser by that certain Assignment of Purchase Agreement (the “Assignment”) dated June 26, 2014; and

WHEREAS, Seller and Purchaser have agreed to amend the Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the sum of ten dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

2. Review Period. Section 4.01 is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Review Period” – the period of time following the Effective Date and ending on 5:00 p.m., Tampa, Florida time on July 25, 2014 (the “Review Period) to review and approve such items and to conduct such inspections, interviews, tests and audits as Purchaser, in its sole discretion, deems appropriate, including, but not limited to obtaining appraisals, surveys, engineering, work and a Phase I Environmental Audit and a Phase II Environmental Audit. Purchaser shall also have the right to interview the tenants at the Property.

3. Closing. Section 6.01 is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Closing” – Subject to satisfaction or waiver of the Conditions Precedent to Closing set forth in Section 9.05 of this Contract, the purchase and sale of the Property (the “Closing”) will be held through escrow at the offices of the Title Company and will occur at 11:00 a.m. Tampa, Florida time on or before July 31, 2014.

4. Ratification. The Agreement, as amended and modified hereby, is ratified and confirmed and is in full force and effect according to its terms.

5. Counterparts. This Amendment may be executed by the parties hereto individually or in combination in two (2) or more counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument. Facsimile or scanned and emailed copies of this Amendment shall have the same force and effect as originals.

[Remainder of Page is Intentionally Blank.]

IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.

WITNESSES:	PURCHASER:

HC-11250 FALLBROOK DRIVE, LLC, a Delaware limited liability company

/s/ Miles Callahan	By: /s/ John E. Carter
Print Name: Miles Callahan	Print Name: John E. Carter
Title: CEO

/s/ Anatalia Sanchez
Print Name: Anatalia Sanchez

SELLER:

CY-FAIR SURGICAL PROPERTIES, LTD., a Texas limited partnership

By: Cy Fair Outpatient Care Properties,
/s/ Jonathan B. Campbell	L.L.C., its general partner
Print Name: Jonathan B. Campbel

/s/ Rebecca A. Andrews	By: /s/ Jeremy D. Tasset
Print Name: Rebecca A. Andrews	Print Name: Jeremy D. Tasset
Title: Secretary/Treasurer

3